                                                                 EXHIBIT 10 (BB)

                            ASSET PURCHASE AGREEMENT

                                     AMONG

                        AMERICAN DENTAL PARTNERS, INC.,

                  AMERICAN DENTAL PARTNERS OF WISCONSIN, INC.

                          TERRANCE R. WILKENS, D.D.S.

                        TERRANCE R. WILKENS, D.D.S., SC

                          BROOKFIELD DENTAL CENTER, SC

                           WAUKESHA DENTAL CENTER, SC

                        HALES CORNERS DENTAL CENTER, SC

                                      AND

                          WEST ALLIS DENTAL CENTER, SC



                           Effective October 1, 1997

                               TABLE OF CONTENTS


                                                                             Page

ASSET PURCHASE AGREEMENT...................................................... 1

BACKGROUND INFORMATION........................................................ 1

ARTICLE I                    ASSET PURCHASE AND SALE.......................... 2

     (S)1.1  Asset Purchase and Sale.......................................... 2
     (S)1.2  Excluded Assets.................................................. 3
     (S)1.3  Liabilities Assumed.............................................. 4
     (S)1.4  Purchase Price................................................... 4
     (S)1.5  Closing.......................................................... 5
     (S)1.6  Conveyance Documents............................................. 5
     (S)1.7  Possession....................................................... 6

ARTICLE II                   REPRESENTATIONS AND WARRANTIES OF ADP............ 6

     (S)2.1  Organization and Standing........................................ 6
     (S)2.2  Power and Authority.............................................. 6
     (S)2.3  Capitalization of Each of ADP and American....................... 7
     (S)2.4  Conflicts; Consents and Approvals................................ 7
     (S)2.5  Litigation....................................................... 8
     (S)2.6  Brokerage and Finder's Fees...................................... 8

ARTICLE III                  REPRESENTATIONS AND WARRANTIES
                             OF DR. WILKENS AND THE GROUP..................... 8

     (S)3.1  Organization and Standing........................................ 8
     (S)3.2  Capitalization and Security Holders.............................. 9

          (a)                Group Stock...................................... 9
          (b)                Stock Ownership.................................. 9
          (c)                Due Authorization and Issuance................... 9
          (d)                No Other Commitment.............................. 9

     (S)3.3  Subsidiaries..................................................... 9
     (S)3.4  Business of the Group............................................ 9
     (S)3.5  Power and Authority.............................................. 9
     (S)3.6  Consents and Approvals...........................................10
     (S)3.7  Financial Statements.............................................10
     (S)3.8  Undisclosed Liabilities..........................................11


     (S)3.9  Absence of Certain Changes.......................................11
     (S)3.10 Taxes............................................................13
     (S)3.11 Compliance with Law..............................................14
     (S)3.12 Proprietary Rights...............................................15
     (S)3.13 Restrictive Documents or Laws....................................16
     (S)3.14 Insurance........................................................17
     (S)3.15 Bank Accounts, Depositories; Powers of Attorney..................17
     (S)3.16 Title to and Condition of Properties.............................17
     (S)3.17 Brokers, Finders.................................................18
     (S)3.18 Legal Proceedings, etc...........................................18
     (S)3.19 ERISA............................................................19
     (S)3.20 Contracts........................................................22
     (S)3.21 Accounts Receivable..............................................23
     (S)3.22 No Conflict or Default...........................................24
     (S)3.23 Books of Account; Records........................................24
     (S)3.24 Compensation.....................................................24
     (S)3.25 Labor Relations..................................................25
     (S)3.26 Suppliers and Third Party Payors.................................25
     (S)3.27 Medicare and Medicaid............................................26
     (S)3.28 Investment Intent................................................26
     (S)3.29 Disciplinary Actions.............................................26
     (S)3.30 Complete Disclosure..............................................27

ARTICLE IV                   COVENANTS OF THE PARTIES.........................27

     (S)4.1  Mutual Covenants.................................................27

             (a)             General..........................................27
             (b)             Governmental Matters.............................27

     (S)4.2  Covenants of the Group and Dr. Wilkens...........................27

             (a)             Delivery of Interim Statements...................27
             (b)             Conduct of Business..............................27
             (c)             Exclusive Rights.................................29
             (d)             Access to Records and Other Due Diligence........29
             (e)             Disclosures......................................30
             (f)             Employee Retention...............................30
             (g)             Affiliate Indebtedness...........................30
             (h)             Distributions....................................31
             (i)             Subordination Agreement..........................31
             (j)             Patient Records; Employment Agreement............31
             (k)             Notices of Certain Events........................31
             (l)             Representations and Warranties...................32
             (m)             Noncompetition...................................32

             (n)             Injunctive Relief................................33
             (o)             Third Party Payor Agreements.....................33

     (S)4.3  Covenants of ADP.................................................34

             (a)             Representations and Warranties...................34
             (b)             [Intentionally Omitted]..........................34
             (c)             Notices of Certain Events........................34

ARTICLE V                    CONDITIONS.......................................34

     (S)5.1  Mutual Conditions................................................34

             (a)             Legal Prohibition................................35
             (b)             [Intentionally Omitted]..........................35
             (c)             Governmental Approvals...........................35
             (d)             Agreements.......................................35

      (S)5.2 Conditions to Obligations of the Group and Dr. Wilkens...........35

             (a)             Representations and Warranties...................35
             (b)             Performance of Agreement.........................35
             (c)             Certificate......................................35
             (d)             Opinion of Counsel...............................35
             (e)             Authority........................................36
             (f)             Restrictive Conditions...........................36
             (g)             Delivery of Purchase Money and Note..............36

     (S)5.3  Conditions to Obligations of ADP.................................36

             (a)             Representations and Warranties...................36
             (b)             Performance of Agreement.........................36
             (c)             Certificate......................................36
             (d)             Brookfield Lease.................................36
             (e)             Waukesha Lease...................................36
             (f)             Authority........................................36
             (g)             Professional Personnel...........................36
             (h)             Financial Statements.............................37
             (i)             Opinion of Counsel...............................37
             (j)             Existing Employment and Deferred Compensation
                             Agreements.......................................37
             (k)             Third Party Consents.............................37
             (l)             Restrictive Conditions...........................37
             (m)             Defaults.........................................37
             (n)             Material Adverse Changes.........................37
             (o)             Books and Records................................37

                                     -iii-

              (p)             Compliance with Laws........   .................38
              (q)             Related-Party Transactions.....   ..............38
              (r)             Adjusted EBITDA...................   ...........38
              (s)             Current Ratio........................   ........38

 ARTICLE VI                  TERMINATION AND AMENDMENT........................38

     (S)6.1  Termination......................................................38

              (a)             Termination by the Group and Dr. Wilkens........38
              (b)             Termination by ADP..............................39

     (S)6.2  Amendment........................................................39
     (S)6.3  Extension; Waiver................................................39

ARTICLE VII                  INDEMNIFICATION..................................40

     (S)7.1  Survival of Representations, Warranties and Agreements...........40
     (S)7.2  Indemnification..................................................40
     (S)7.3  Limitations on Indemnification...................................41
     (S)7.4  Procedure for Indemnification with Respect to Third Party Claims.42
     (S)7.5  Procedure For Indemnification with Respect to Non-Third Party
             Claims...........................................................43
     (S)7.6  Right of Setoff..................................................44
     (S)7.7  Indemnification of the Group and Dr. Wilkens.....................44

ARTICLE VIII                 MISCELLANEOUS....................................44

     (S)8.1  Notices..........................................................44
     (S)8.2  Non-Waiver.......................................................45
     (S)8.3  Genders and Numbers..............................................46
     (S)8.4  Headings.........................................................46
     (S)8.5  Counterparts.....................................................46
     (S)8.6  Entire Agreement.................................................46
     (S)8.7  No Third Party Beneficiaries.....................................46
     (S)8.8  Governing Law....................................................46
     (S)8.9  Successors; Assignment...........................................46
     (S)8.10 Remedies.........................................................46
     (S)8.11 Expenses.........................................................46
     (S)8.12 Announcements....................................................47
     (S)8.13 Severability.....................................................47

INDEX OF GROUP SCHEDULES......................................................49

INDEX OF EXHIBITS.............................................................51

                             INDEX OF DEFINED TERMS


Term                                           Section
----                                           -------
Acquisition Proposal                           4.2(c)
Additional Documents                           7.1(a)
Adjusted EBITDA                                5.3(r)
ADP Shares                                     1.8
ADP Schedules                                  Article II, first paragraph
Affiliate                                      3.22
Affiliated Company                             4.2(m)
Applicable Laws                                3.11
Asset Purchase                                 Background Information
Assets                                         1.1
Assumed Liabilities                            1.3
Benefit Arrangements                           3.19(e)
Brookfield Lease                               1.1(g)(i)
Cash                                           1.1(c)
Closing                                        1.5
Closing Date                                   1.5
Consulting Agreement                           4.2(p)
Current Ratio                                  5.3(s)
Damages                                        7.2(a)




Term                                           Section
----                                           -------
Effective Date                                 Preamble
Employee Plans                                 3.19
Employment Agreement                           4.2(j)
Environmental Laws                             3.11
Equipment                                      1.1(a)
Excluded Liabilities                           7.2(b)
Financial Statements                           3.7(a)
Goodwill                                       1.1(e)
Governmental Programs                          3.27
Governmental Receivables                       1.2(c)
Governmental Reimbursement Laws                3.27
Group Schedules                                Article III, first paragraph
Group Stock                                    3.2
Incorporated Documents                         8.6
Indemnifiable Claims                           7.2(b)
Indemnifying Party                             7.4(a)
Interim Statements                             3.7(b)
Leases                                         1.1(g)
Material Adverse Effect                        3.9(a)
1996 Financial Statements                      3.7(a)



Term                                           Section
----                                           -------
Note                                           Background Information
Parties                                        Statement of Agreement
Pension Plans                                  3.19
Permits                                        3.11
Pre-Closing Period                             4.2(b)
Proprietary Rights                             3.12
Provider Agreements                            1.1(h)
Purchase Money                                 Background Information
Purchase Price                                 1.4
Receivables                                    1.1(d)
Related Party Payables                         3.21
Related Party Receivable                       3.21
Restricted Territory                           4.2(m)
Securities Act                                 3.2(c)
Service Agreement                              5.1(b)
Software                                       3.12
Subordination Agreement                        4.2(i)
Supplier Agreements                            1.1(f)
Supplies                                       1.1(b)
Third-Party Claim                              7.4(a)
Waukesha Lease                                 1.1(g)(ii)


                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement (this "Agreement") is signed this 1st day of October, 1997 to be effective as of 12:01 a.m. October 1, 1997 (the "Effective Date"), between American Dental Partners, Inc., a Delaware corporation ("ADP"), American Dental Partners of Wisconsin, Inc., a Delaware corporation and wholly-owned subsidiary of ADP ("American"), Terrance R. Wilkens, D.D.S., a Wisconsin resident ("Dr. Wilkens"), Terrance R. Wilkens, D.D.S., SC, a Wisconsin service corporation ("Wilkens"), Brookfield Dental Center, SC, a Wisconsin service corporation ("Brookfield"), Waukesha Dental Center, SC, a Wisconsin service corporation ("Waukesha"), Hales Corners Dental Center, SC, a Wisconsin service corporation ("Hales Corners") and West Allis Dental Center, SC, a Wisconsin service center ("West Allis"). Wilkens, Brookfield, Waukesha, Hales Corners and West Allis are referred to herein collectively as "the Group."

                             BACKGROUND INFORMATION

     A. Dr. Wilkens, as sole shareholder of each corporation comprising the Group, desires to sell, and ADP desires to purchase through American, substantially all of the assets of the Group (the "Asset Purchase") for total consideration consisting of: (i) cash in the amount of $5,000,000 (the "Purchase Money"); (ii) a subordinated Promissory Note in the original principal amount of $400,000, said Note to be substantially in the form of attached Exhibit H (the "Note"); and (iii) the assumption by American of the Assumed Liabilities (as defined in (S)1.3, below).

     B. The board of directors of ADP has determined that the Asset Purchase and the other transactions described in this Agreement are desirable and in the best interests of its shareholders and has duly approved and adopted this Agreement. Dr. Wilkens, as sole shareholder of each corporation comprising the Group, has determined that the Asset Purchase and the other transactions described in this Agreement are desirable and in his best interests and the best interests of the Group and has approved and adopted this Agreement on behalf of himself and on behalf of the Group.


                             STATEMENT OF AGREEMENT

     ADP, American, Dr. Wilkens and each member of the Group, and the Shareholders (collectively, the "Parties") hereby acknowledge the foregoing Background Information and agree as follows:

                                   ARTICLE I

                            ASSET PURCHASE AND SALE

          (S)1.1  Asset Purchase and Sale.  On the Closing Date and on the terms
                  -----------------------
and subject to the conditions described in this Agreement, each member of the Group shall sell, assign, transfer, convey, and deliver to American, and ADP shall cause American to, and American shall, purchase from each member of the Group, substantially all of the assets, rights, and business operations of each member of the Group (the "Assets"), including without limitation the following:

          (a) All furniture, fixtures, and equipment, including any tangible personal property owned by Dr. Wilkens which physically located within any dental center maintained by any member of the Group; and (ii) used in the best operations of the Group, whether or not listed in the financial statements of any member of the Group, (collectively, the "Equipment");

          (b)  All office and dental supplies (collectively, the "Supplies");

          (c)  All cash and cash equivalents (collectively, the "Cash");

          (d) All accounts receivable (except Governmental Receivables, as defined in (S)1.2(c), below) and notes receivable (collectively, the "Receivables");

          (e)  Goodwill (the "Goodwill");

          (f) All rights under any agreements with customers, equipment vendors or suppliers (the "Supplier Agreements");

          (g)  All rights under the following real estate leases:

               (i) Lease dated August 30, 1996 between Brookfield as Lessee and Midway Motor Lodge of Brookfield as Lessor for offices located at 1025 South Moorland Road, Brookfield, Wisconsin, (the "Brookfield Lease").

               (ii) Lease dated January 1, 1996 between Waukesha as Lessee and
                    Terrance R. Wilkens as Lessor for offices located at 1717 Paramount Drive, Waukesha, Wisconsin, (the "Waukesha Lease").

               (iii) Lease dated March 1, 1993 between Hales Corners as Lessee and Compcare Health Services Corporation as Lessor for offices located at 5151 S. 108th Street, Hales Corners, Wisconsin, (the "Hales Corners Lease").

               (iv) Lease dated August 1, 1990 between West Allis as Lessee and James L. Malone, as Lessee, and Oliver and Patricia Moth, as Lessors, which Lease was subsequently assigned and extended for offices located at 8801 West National Avenue, West Allis, Wisconsin, (the "West Allis Lease").

          (h) To the extent assignable under applicable law, all rights under any agreements with third parties providing payment for dental services (the "Provider Agreements"); and

          (i) All rights, titles, and interests in the Proprietary Rights and the Software (each as defined in (S)3.12, below).

          (j) All patient records of each member of the Group subject to the rights of each individual patient with respect to his or her records.

     (S)1.2  Excluded Assets.  Notwithstanding any other provision of this
             ---------------
Agreement to the contrary, the following items shall be excluded from the
Assets:

          (a) All corporate books and records of each member of the Group, including without limitation the corporate minute book, stock ledger, books of account, general ledgers, financial statements, bank account lists and tax returns and records;

          (b) Accounts receivable with respect to which assignment is prohibited under any Governmental Reimbursement Law (as defined in (S)3.27, below) (collectively, "Governmental Receivables");

          (c) Any other assets of each member of the Group which American elects not to purchase or is prohibited from purchasing under applicable law;

          (d)  The name "Terrance D. Wilkens, D.D.S., S.C.;" and

          (e) Personal effects, artwork and other tangible personal property owned by Dr. Wilkens, located with the centers which is identified as "Excluded" on the exhibits to the bill of sale required by (S)1.6(a).

     (S)1.3  Liabilities Assumed.  At the Closing, ADP shall cause American to,
             -------------------
and American shall, assume only (a) the obligations of the Group under the Leases, (b) working capital liabilities of the Group consisting of trade accounts payable and other short-term liabilities incurred in the ordinary course of the operation of the Group's business, and (c) notes payable and capitalized leases of the Group up to a maximum aggregate amount of $525,000 (collectively, the "Assumed Liabilities").

     Except as specifically provided in this (S)1.3, neither ADP nor American shall assume, or in any way be liable or responsible for, any claims, liabilities, obligations, or debts of the Group, including without limitation any liabilities of the Group relating to: (a) taxes payable including, without limitation, income taxes, personal property taxes, real estate taxes (including those to be paid by the Group under the Leases), or employment taxes, except for any such taxes accruing and relating to the period from and after the Effective Date; (b) any pension, profit sharing, or employee benefit plans covering any of the Group's employees for any period prior to the Effective Date; (c) express or implied warranties; (d) any acts or omissions of the Group or the Group's employees prior to the Closing (including without limitation, any malpractice claims asserted against any member of the Group or Dr. Wilkens or other tort claims asserted against any member of the Group or Dr. Wilkens); (e) claims for breach of contract; and (f) other claims of any kind whatsoever, or any other liabilities of the Group, direct or contingent.

     The parties acknowledge that, to the extent listed on Exhibit A of the Assumption Agreement (as defined below), American shall assume, and pay when due, the following liabilities of the Group: (a) 1997 accrued but unpaid personal property tax, (b) 1997 accrued by unpaid real estate taxes required to be paid under the Leases and (c) 1997 accrued by unpaid sick pay, vacation pay and holiday pay due to employees of the Group.

     (S)1.4  Purchase Price.  The total purchase price for the Assets (the
             --------------
"Purchase Price") shall consist of the Purchase Money, the Note and the assumption of the Assumed Liabilities by American. The Purchase Price shall be paid to Dr. Wilkens and the Group, at Closing, as follows:

          (a) American shall pay the Purchase Money by certified or bank cashier's check or wire transfer;

          (b)  American shall execute and deliver the Note at the Closing.

          (c) American shall assume the Assumed Liabilities by executing and delivering (i) an assumption agreement in the form attached to this Agreement as Exhibit A (the "Assumption Agreement"), and
               (ii) assignment and assumption agreements for the Leases in the form attached to this Agreement as Exhibit B (the "Assignment of Lease").

     The Purchase Price shall be allocated among the Assets as agreed upon by Dr. Wilkens and ADP at or prior to the Closing in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the applicable regulations thereunder. Dr. Wilkens and ADP shall use all reasonable efforts to agree upon such allocation as soon as practicable. The allocation of the Purchase Price determined under this (S)1.4 shall be binding on the Parties to this Agreement, shall be used for all purposes of their respective Federal, state, and local income tax returns, and shall be supported by them in any audits or other disputes or litigation involving any such returns.

     ADP and Dr. Wilkens shall timely prepare and file all required tax reports and returns with respect to the allocation of Purchase Price under this (S)1.4, such as Internal Revenue Service Form 8594 or any equivalent statement, and will furnish the other Party with a copy of any such form or statement no later than 10 days prior to the required filing date. The Group and Dr. Wilkens shall pay, and shall hold ADP and American harmless, from and against any and all taxes and assessments that may be due and payable, or which relate in any way, to the transfer of the Assets by the Group to American.

     (S)1.5  Closing.  The closing of the Asset Purchase (the "Closing") shall
             -------
be held at such time and place as may be reasonably agreed to by Dr. Wilkens and ADP, provided that the date for the Closing (the "Closing Date") shall be not later than five business days after the satisfaction or waiver of all contingencies set forth in Article V, below, and further provided that if no agreement is reached between Dr. Wilkens and ADP on the time and place for the Closing following the satisfaction or waiver of all contingencies set forth in
Article V, below, the Closing shall occur on the fifth business day after the date of the satisfaction or waiver of all such contingencies at the offices of ADP in Wakefield, Massachusetts.

     (S)1.6  Conveyance Documents.  At the Closing, each member of the Group
             --------------------
shall execute and deliver to American the following documents to convey, assign, and transfer the Assets to American:

          (a) A bill of sale of the Equipment and Supplies, substantially in the form attached as Exhibit C to this Agreement. The bill of sale shall also be executed and delivered by Dr. Wilkens, individually;

          (b) An assignment of the Cash, Receivables, and Goodwill, substantially in the form attached as Exhibit D to this Agreement;

          (c) An assignment of the Supplier Agreements, substantially in the form attached as Exhibit E to this Agreement;

          (d)  An Assignment of Lease for each of the Leases;

          (e) To the extent any Provider Agreement is legally assignable to American, an assignment of the Provider Agreements, substantially in the form attached as Exhibit F to this Agreement;

          (f) An assignment of the Proprietary Rights and Software, substantially in the form attached as Exhibit G to this Agreement, said assignment shall also be executed and delivered by Dr. Wilkens, individually; and

          (g) Such other assignment or conveyance documents as may be reasonably requested by ADP or American.

     If consents or approvals of any other parties are required for any conveyances, assignments, or transfers contemplated by this Agreement, Dr. Wilkens and the Group shall cause those consents or approvals to be obtained prior to the Closing. All costs, except for the legal fees incurred by ADP and American, related to such consents or approvals shall be paid by the Group.

     (S)1.7  Possession.  American shall be entitled to exclusive possession of
             ----------
the Assets at the Closing.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF ADP

     In order to induce Dr. Wilkens and the Group to enter into this Agreement, ADP hereby represents and warrants to Dr. Wilkens and the Group that the statements contained in this Article are true, correct and complete, except as disclosed in the Schedules referred to in this Article and delivered by ADP to Dr. Wilkens and the Group on or before the date of this Agreement (the "ADP Schedules"):

     (S)2.1  Organization and Standing.  Each of ADP and American is a
             -------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of ADP and American is duly qualified or licensed as a foreign corporation and in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on it.

     (S)2.2  Power and Authority.  Each of ADP and American has all requisite
             -------------------
corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of each of ADP and American. This Agreement has been duly executed and delivered by each of ADP and American and constitutes the legal, valid and binding obligation of each of ADP and American, enforceable against each of ADP and American in accordance with its terms.

     (S)2.3  Capitalization of Each of ADP and American.  As of the date of this
             ------------------------------------------
Agreement:

          (a)  ADP.  ADP's authorized capital stock consists solely of:  (i)
               ---
               2,500,000 shares of common stock, par value $.01 per share, of which 375,792 are issued and outstanding; (ii) 400,000 Series A Convertible Preferred Shares, par value $.01 per share, all of which are issued and outstanding; and (iii) 70,000 Series B Redeemable Preferred Shares, par value $.01 per share, all of which are issued and outstanding. Each outstanding share of capital stock of ADP is duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights.

          (b)  American.  American's authorized capital stock consists solely of
               --------
               100 shares of common stock, $.01 par value, all of which are issued, outstanding and owned by ADP.

     (S)2.4  Conflicts; Consents and Approvals.  The execution and delivery of
             ---------------------------------
this Agreement by ADP and American and the consummation of the transactions contemplated in this Agreement will not:

          (a) Violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any third party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ADP or American under any of the terms, conditions or provisions of the certificate of incorporation or bylaws, each as amended to date, of ADP or American, or any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which ADP or American is a party and which is material to ADP and its subsidiaries (including, without limitation, American), taken as a whole, except that pursuant to ADP's Revolving Credit Agreement with Fleet National Bank ("Fleet") dated April 24, 1997, Fleet will have a security interest in the Assets after they are acquired by American;

          (b) Violate any order, writ, injunction, decree, statute, rule or regulation, applicable to ADP or American or its properties or assets; or

          (c) Require any action or consent or approval of, or review by, or registration with any third party, court or governmental body or other agency, instrumentality or authority, other than such actions taken in respect of federal and state securities laws as are contemplated by this Agreement.

     (S)2.5  Litigation.  There is no suit, claim, action, proceeding or
             ----------
investigation pending or, to the best knowledge of ADP, threatened against ADP or American which, individually or in the aggregate, is reasonably likely to have a material adverse effect on ADP and its subsidiaries, taken as a whole, or a material adverse effect on the ability of ADP or American to consummate the transactions contemplated in this Agreement. Neither ADP nor American is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a material adverse effect on it or a material adverse effect on the ability of ADP or American to consummate the transactions contemplated by this Agreement.

     (S)2.6  Brokerage and Finder's Fees.  Neither ADP nor any of its
             ---------------------------
subsidiaries (including, without limitation, American) shareholders, directors, officers or employees has incurred, or will incur on behalf of ADP or American, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

     The representations and warranties contained in this Article shall survive the execution, delivery and performance of the Agreement and the Additional Documents (as defined in (S)7.1(a)) but shall expire automatically on the third anniversary of the Closing Date.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                          OF DR. WILKENS AND THE GROUP

     In order to induce ADP and American to enter into this Agreement, Dr. Wilkens and the Group hereby represent and warrant to ADP and American that the statements contained in this Article are true, correct and complete, except as disclosed in the Schedules referred to in this Article and delivered by Dr. Wilkens to ADP on or prior to the date of this Agreement (collectively, the "Group Schedules").

     (S)3.1  Organization and Standing.  Each member of the Group is a service
             -------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Wisconsin with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each member of the Group is duly qualified to do business in each jurisdiction listed in Schedule 3.1, is not qualified to do business in any other jurisdiction, and neither the nature of the business conducted by each member of the Group nor the properties it owns, leases or operates requires it to qualify to do business in any other jurisdiction. No member of the Group has received any written notice or assertion within the last three years from any governmental official in any jurisdiction to the effect that it is required to be qualified or authorized to do business in any such jurisdiction, in which such member is not so qualified or has not obtained such authorization. No member of the Group is in default in the performance, observation or fulfillment of any provision of its articles of incorporation, bylaws, or other organizational documents, each as amended to date.

     (S)3.2  Capitalization and Security Holders.
             -----------------------------------

          (a)  Group Stock.  The authorized capital stock of each member of the
               -----------
               Group consists solely of those shares of common stock listed on
               Schedule 3.2, of which there are issued and outstanding that number of shares shown on Schedule 3.2 as outstanding (the "Group Stock").

          (b)  Stock Ownership.  Dr. Wilkens holds beneficially and of record
               ---------------
               all of the Group Stock.

          (c)  Due Authorization and Issuance.  Each outstanding share of the
               ------------------------------
               Group Stock has been duly authorized and validly issued, is fully paid and non-assessable (subject, however, to (S)180.0622(2)(b), Wisconsin Statutes), and has not been issued in violation of any preemptive or similar rights.

          (d)  No Other Commitment.  There are no outstanding subscriptions,
               -------------------
               options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Dr. Wilkens or the Group of any capital stock or other securities of the Group, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of the Group, and no member of the Group has any obligation of any kind to issue any additional securities.

     (S)3.3  Subsidiaries.  No member of the Group owns any subsidiary
             ------------
corporations, nor does any member of the Group own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise (hereinafter, simply "entity"). No member of the Group is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

     (S)3.4  Business of the Group.  The Group is and has been engaged in the
             ---------------------
business of providing general dentistry and specialty dental services to its patients and is engaged in no other business whatsoever except as may be incidental to the foregoing.

     (S)3.5  Power and Authority; Capacity.  Each member of the Group has all
             -----------------------------
requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of each member of the Group. Dr. Wilkens has full legal capacity, power, and authority to enter into this Agreement and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by each member of the Group and Dr. Wilkens and constitutes the legal, valid and binding obligation of each member of the Group and Dr. Wilkens enforceable against each member of the Group and Dr. Wilkens, respectively, in accordance with its terms. No other action or proceeding by or in respect of Dr. Wilkens or any member of the Group is or was necessary to authorize this Agreement or the consummation of the transactions contemplated by this Agreement.

     (S)3.6 Consents and Approvals.  Except for the consents described in
            ----------------------
Schedule 3.6, all of which shall be obtained prior to the Closing, neither the execution and delivery of this Agreement by each member of the Group or Dr. Wilkens nor the consummation of the transactions contemplated by this Agreement require or will require any action, consent, or approval of, or review by, or registration with, any third party, court or governmental body or other agency, instrumentality or authority.

     (S)3.7 Financial Statements.
            --------------------

            (a) Dr. Wilkens shall furnish to ADP the balance sheets for each member of the Group as of December 31, 1996, December 31, 1995, and December 31, 1994, and the related statements of income and retained earnings and cash flows for the calendar year then ended, including, in each case, the related notes (collectively, the "Financial Statements"). The Financial Statements as of and for the calendar year ended December 31, 1996, are sometimes hereinafter referred to separately as the "1996 Financial Statements." The Financial Statements have been prepared on a cash basis, consistent with the past practices of each member of the Group, shall be prepared from and be in accordance with the books and records of each member of the Group and shall be initialed for identification by Dr. Wilkens, and shall fairly present the financial condition of each member of the Group as of the dates stated therein and the results of operations of each member of the Group for the periods then ended in accordance with such practices.

          (b) When delivered in accordance with Section 4.2(a) of this Agreement, the balance sheet of each member of the Group as of the most recent month-end prior to the Closing, and the related statements of income and retained earnings and cash flows for the period beginning on the first day of the current calendar year for each member of the Group through the most recent month-end prior to the Closing (collectively, the "Interim Statements"), shall be prepared in the same manner as the Financial

               Statements, and shall fairly present the financial condition of each member of the Group as of such date and the results of operations of each member of the Group for such period then ended in accordance with such practices.

     (S)3.8  Undisclosed Liabilities.  Except as set forth in Schedule 3.8, no
             -----------------------
member of the Group has any liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

          (a) Those set forth in the 1996 Financial Statements which have not been paid or discharged since the date thereof;

          (b) Those arising from and after the date of this Agreement under agreements or other commitments specifically identified in
               Schedule 3.20-1; and

          (c) Current liabilities (determined in accordance with generally accepted accounting principles) incurred since January 1, 1997, in transactions in the ordinary course of business consistent with past practices which are properly reflected on the books and records of each member of the Group, are or will be properly reflected in the Interim Statements, and are not inconsistent with the other representations, warranties and agreements of the Dr. Wilkens and the Group set forth in this Agreement.

     (S)3.9  Absence of Certain Changes.  Except as set forth in Schedule 3.9,
             --------------------------
since December 31, 1996, there has not been:

          (a) Any material adverse change in the business, operations, assets, properties, prospects, rights or condition (financial or otherwise) of each member of the Group, or, any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change (a "Material Adverse Effect");

          (b) Any declaration, setting aside or payment of any distribution or payment (in cash or in kind) to Dr. Wilkens or any direct or indirect redemption, purchase or other acquisition by any member of the Group of any of its capital stock or other securities or any rights or agreements to purchase or acquire any of its capital or stock or other securities;

          (c) Any increase in amounts payable by any member of the Group to or for the benefit of, or committed to be paid by any member of the Group to or for the benefit of Dr. Wilkens, or any other consultant, agent or employee of any member of the Group, or any relatives of any such person, or any increase in any benefits granted under any bonus, profit-sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan, payment or arrangement made to, with or for the benefit of any such person, excepting only (i) reimbursement, in the ordinary course of business consistent with past practices, of out-of-pocket expenses incurred by employees of any member of the Group directly in connection with the business of the Group, and (ii) compensation or dividend payments to Dr. Wilkens in amounts consistent with past practices;

          (d) Any transaction entered into or carried out by any member of the Group other than in the ordinary and usual course of its business;

          (e) Any borrowing or agreement to borrow funds by any member of the Group, any incurring by any member of the Group of any other obligation or liability (contingent or otherwise), except current liabilities incurred in the usual and ordinary course of business (consistent with past practices), or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other individual, firm, corporation or other entity by any member of the Group;

          (f) Any material change in the method of doing business of any member of the Group or any change in its accounting principles or practices or its method of application of such principles or practices;

          (g) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of any member of the Group;

          (h) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties or assets of any member of the Group, other than in accordance with the past practices of any member of the Group;

          (i) Any purchase of or any agreement to purchase assets (other than inventory purchased in the ordinary course of business consistent with past practices) for an amount in excess of $10,000 for any one purchase or $25,000 for all such purchases made by any member of the Group or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by any member of the Group exceeding an aggregate of $10,000;

          (j) Any loan or advance made by any member of the Group to any individual, firm, corporation or other entity;

          (k) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any contract, agreement, license or other instrument to which any member of the Group is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business;

          (l) Any labor dispute or disturbance adversely affecting the business operations or condition (financial or otherwise) of any member of the Group, including without limitation the filing of any petition or charge of unfair labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slow down; or

          (m) Any disciplinary or other similar action, proceeding, or investigation taken by the Wisconsin Dental Examining Board or other governmental or accrediting board, agency, or authority against or with respect to any member of the Group, Dr. Wilkens, or any employee or Dr. Wilkens' knowledge, independent contractor of any member of the Group.

     (S)3.10 Taxes.
             -----

          (a) Each member of the Group has duly, properly, and timely filed all federal, state, local and foreign tax returns and tax reports required to be filed by it, all such returns and reports are true, correct and complete, none of such returns and reports have been amended, and any and all taxes, assessments, fees and other governmental charges due from any member of the Group, including without limitation those arising under such returns and reports, have been fully paid or are fully accrued as liabilities in the 1996 Financial Statements or the Interim Statements and will be timely paid. No claim has been made by authorities in any jurisdiction where any member of the Group did not file tax returns that it is or may be subject to taxation or to reporting therein.

          (b) Each member of the Group has delivered to ADP copies of all federal, state, local, and foreign income tax returns filed with respect to each member of the Group for taxable periods ended on or after December 31, 1993. Schedule 3.10-1 sets forth the dates and results of any and all audits conducted by taxing authorities against each member of the Group or Dr. Wilkens within the last five years or otherwise with respect to any tax year for which assessment is not barred by any applicable statute of limitations. No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any taxes or assessments of any deficient or unpaid taxes are outstanding. Except as set forth in Schedule 3.10-1, all deficiencies resulting from any audits have been paid or settled. There are no pending or threatened federal, state, local or foreign tax audits or assessments affecting any member of the Group or Dr. Wilkens and no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of any member of the Group or Dr. Wilkens.

          (c) No member of the Group is on the date of this Agreement, nor will it be as of the Closing, liable for taxes, assessments, fees or governmental charges for which such member has not made adequate provision, including setting aside a sufficient reserve to cover that potential liability in full in its 1996 Financial Statements or the Interim Statements.

          (d) There exists no tax-sharing agreement or arrangement pursuant to which any member of the Group is obligated to pay the tax liability of Dr. Wilkens or any other person or entity, or to indemnify any other person or entity with respect to any tax.

          (e) Schedule 3.10-2 includes a list of all states, territories and jurisdictions to which any tax is properly payable by each member of the Group or in which a tax report must be filed.

     (S)3.11 Compliance with Law.  Each member of the Group has complied and is
             -------------------
in compliance in all material respects with all applicable laws, statutes, orders, rules, regulations, policies and guidelines promulgated, and all judgments, decisions and orders entered, by any federal, state, local or foreign court or governmental authority, agency, or instrumentality relating to such member, or its business or properties, including without limitation all zoning, fire, safety, building, asbestos laws, ordinances, regulations and requirements, Environmental Laws (defined below), Governmental Reimbursement Laws (defined in
(S)3.27), Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Americans with Disabilities Act of 1990, all applicable federal, state and local laws, rules and regulations relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees; all laws, rules, and regulations relating to the licensing or credentialing of dentists, endodontists, periodontists, prosthodontists, pediatric dentists, orthodontists, oral surgeons, certified registered dental assistants, hygienists, and other dental care professionals involved with the business of such members of the Group; all federal or state laws and regulations relating to fraud and abuse; and all related laws, ordinances, regulations and requirements (collectively, the "Applicable Laws"). Except as set forth in
Schedule 3.11-1, no member of the Group has been charged with or given notice of any violation of any of the Applicable Laws which violation has not been remedied in full (without any remaining liability of any member of the Group).

     Schedule 3.11-2 includes a list of all franchises, licenses, permits, consents, authorizations, approvals and certificates necessary for each member of the Group to carry on its business as presently conducted (collectively, the "Permits"), each of which currently is owned by such member and is valid and in full force and effect. Except as set forth in Schedule 3.11-3, no member of the Group is in violation of any of the Permits, and there are no pending or threatened proceedings which could result in the revocation, cancellation or inability of any member of the Group to renew any Permit.

     Except as set forth on Schedule 3.11-3, (i) no member of the Group has ever disposed of, or contracted for the disposal of, hazardous wastes, hazardous substances, infectious or medical waste, radioactive waste or sewage sludge, and
(ii) to the best of Dr. Wilkens' knowledge, no such wastes, substances, or sludge generated by any member of the Group have finally come to be located on any site which is or has been (including as a potential or suspect site) included in any published federal, state, or local "superfund" or other list of hazardous or toxic waste sites.

     For purposes of this Agreement, "Environmental Laws" shall mean all federal, state, and local environmental laws, statutes, ordinances, and codes relating to the protection of public health or the environment (including without limitation any water, land, subsurface, air, fish, wildlife, and other natural resources) or governing the use, storage, treatment, generation, transportation, processing, handling, management, production, or disposal of solid wastes, medical wastes, toxic substances, hazardous wastes, hazardous substances, petroleum, petroleum-based products, radio-nuclides, or other radioactive materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives of federal, state, and local government agencies and authorities with respect thereto.

     (S)3.12 Proprietary Rights.  Schedule 3.12-1 sets forth:
             ------------------

          (a) All material names, patents, inventions, trade secrets, patient lists, proprietary rights, computer software, trademarks, trade names, service marks, logos, copyrights and franchises, and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof which any member of the Group owns or has the right to use or to which such member is a party; and

          (b) All filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (all items in (a) and (b) of this section being sometimes hereinafter referred to collectively as the "Proprietary Rights").

     By agreement of the parties, the term "Proprietary Rights" does not include the name, or any rights in the name "Terrance R. Wilkens, D.D.S., S.C."

     Except as set forth in Schedule 3.12-2, each member of the Group is the sole and exclusive owner of all right, title and interest in and to all of its respective Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever, and there is no pending or threatened investigation, proceeding, inquiry or other review by any federal, state, local or foreign regulatory, administrative or governmental office or offices with respect to right, title or interest in any Proprietary Right of any member of the Group.

     Other than those Proprietary Rights listed in Schedule 3.12-1, no name, patent, invention, trade secret, patient list, proprietary right, computer software, trademark, trade name, service mark, logo, copyright, franchise, license, sublicense, or other such right is necessary for the operation of the business of the Group in substantially the same manner as such business is presently conducted. No business of any member of the Group has been or is now being conducted in contravention of any trademark, copyright or other proprietary right of any third party.

     Except as set forth in Schedule 3.12-3, none of the Proprietary Rights:
(i) has been hypothecated, sold, assigned or licensed by any member of the Group, or any other person, corporation, firm or other entity; (ii) infringe upon or violate the rights of any person, firm, corporation, or other entity;
(iii) are subject to challenge, claims of infringement, unfair competition or other claims; or (iv) to the best of Dr. Wilkens' knowledge, are being infringed upon or violated by any person, firm, corporation or other entity.

     Except as set forth in Schedule 3.12-4: (A) No member of the Group has given, directly or indirectly, any indemnification against patent, trademark or copyright infringement as to any equipment, materials, products, services or supplies which such member uses, licenses or sells; (B) no product, process, method or operation presently sold, engaged in or employed by any member of the Group infringes upon any rights owned by any other person, firm, corporation or other entity; and (C) there is no pending or threatened claim or litigation against any member of the Group contesting the right of such member to sell, engage in or employ any such product, process, method, or operation.

     Except as set forth in Schedule 3.12-5, each member of the Group has exclusive rights to own, use and license others to use the computer software used by such member (the "Software"). Schedule 3.12-1 lists and briefly describes, and Dr. Wilkens has provided to ADP true, correct and complete copies of, all material licenses, agreements, documents and other materials relating to the Software and to the rights of the Group herein. No member of the Group has licensed or otherwise authorized any other person to use or make use of all or any part of the Software, nor has any member of the Group granted, assigned or otherwise conveyed any right in or to the Software.

     (S)3.13 Restrictive Documents or Laws.  With the exception of the matters
             -----------------------------
listed in Schedule 3.13, no member of the Group nor Dr. Wilkens is a party to or bound under any mortgage, lien, lease, agreement, contract, instrument, law, order, judgment or decree, or any similar restriction not of general application, which materially and adversely affects, or reasonably could be expected to so affect: (a) the condition of any member of the Group (financial or otherwise) or its assets; (b) the continued operation of the assets of any member of the Group after the Closing on substantially the same basis as such assets are currently operated; or (c) the consummation of the transactions contemplated by this Agreement.

     (S)3.14 Insurance.  Each member of the Group has been and is insured with
             ---------
respect to its property and the conduct of its business in such amounts and against such risks as are sufficient for compliance with Applicable Laws and as are adequate to protect the properties and businesses of such member in accordance with normal industry practice. Such insurance is and has been provided by insurers unaffiliated with the Group, which insurers are, to the best of Dr. Wilkens' knowledge, financially sound and reputable. Set forth in
Schedule 3.14 is a true, correct and complete list of all insurance policies and bonds, if any, in force for which any member of the Group is named as an insured party, or for which any member of the Group has paid any premiums, and such lists correctly state the name of the insurer, the name of each insured party, the type and amount of coverage, deductible amounts, if any, the expiration date and the premium amount of each such policy or bond. Except as disclosed in
Schedule 3.14, all such policies or bonds are currently in full force and effect and no notice of cancellation or termination has been received by any member of the Group with respect to any such policy or bond. Each member of the Group will continue all such policies and bonds in full force and effect through the Closing. All premiums due and payable on such policies and bonds have been paid. Except as disclosed in Schedule 3.14, no member of the Group is a co-insurer under any term of any insurance policy.

     (S)3.15 Bank Accounts, Depositories; Powers of Attorney.  Set forth in
             -----------------------------------------------
Schedule 3.15 is a true, correct and complete list of the names and locations of all banks or other depositories in which each member of the Group has accounts or safe deposit boxes, and the names of the persons authorized to draw thereon, borrow therefrom or have access thereto. Except as set forth in such Schedule 3.15, no person or entity has a power of attorney from any member of the Group.

     (S)3.16 Title to and Condition of Properties.  Except as set forth in
             ------------------------------------
Schedule 3.16-1, each member of the Group has good, valid and marketable title to all of its assets of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property now used in and necessary for the conduct of its business as presently conducted (including without limitation all assets shown or reflected on the 1996 Financial Statements). Except as set forth in Schedule 3.16-2, all such assets are owned free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever, including without limitation: (a) rights or claims of parties in possession; (b) easements or claims of easements; (c) encroachments, overlaps, boundary line or water drainage disputes or any other matters; (d) any lien or right to a lien for services, labor or material furnished; (e) special tax or other assessments; (f) options to purchase, leases, tenancies, or land contracts; (g) contracts, covenants, or reservations which restrict the use of such properties and (h) violations of Environmental Laws and zoning, fire safety, building, and other laws, ordinances and regulations applicable to such properties. The current uses of all such are in compliance with all federal, state, local or other governmental building, zoning, health, safety, platting, subdivision or other law, ordinance or regulation, or any applicable private restriction, and such uses are legal conforming uses. Except as set forth in Schedule 3.16-3, no financing statement under the Uniform Commercial Code or similar law naming any member of the Group as debtor has been filed in any jurisdiction, and any member of the Group is a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement. Schedule 3.16-4 contains a complete and accurate legal description of all of the real property owned or leased by each member of the Group (organized by category). No member of the Group owns or leases any other real property.

     Except as set forth in Schedule 3.16-5, all real property and structures and all machinery, equipment, and other tangible personal property owned, leased or used by each member of the Group which are material to the operation of its business, are suitable for the purpose or purposes for which they are being used (including full compliance with all Applicable Laws relating to such use), and are in good condition and repair. To the best of Dr. Wilkens' knowledge, there are no material structural defects in the exterior walls or the interior bearing walls, the foundation or the roof of any building or other such structure owned or used by any member of the Group, and the electrical, plumbing, heating systems, and air conditioning systems of all such structures are in good operating condition. No hazardous waste or toxic material has been disposed of or discharged on, leaked from, or has otherwise contaminated any real property owned, leased or used by any member of the Group. No hazardous waste or toxic material is stored upon or in any real property owned, leased, or used by any member of the Group (including without limitation any underground storage tanks). No member of the Group has received any notice of non-compliance or violations or threatened non-compliance or violations of any Environmental Laws relating to any real property owned, leased or used by any member of the Group. Neither any member of the Group nor Dr. Wilkens has caused or permitted, and to the best of their knowledge no other party has caused or permitted, any hazardous waste or toxic material to be disposed of or discharged or leaked from, or otherwise contaminate any real property owned, leased or used by any member of the Group. To the best of Dr. Wilkens' knowledge, the utilities servicing the real properties owned or used by each member of the Group are adequate to permit the continued operation of the business of such member, and there are no pending or threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders which would materially affect such continued operation.

     (S)3.17 Brokers, Finders.  The transactions contemplated by this Agreement
             ----------------
were not submitted to either any member of the Group or Dr. Wilkens by any broker or other person entitled to a commission, finder's fee or like payment thereon, and were not, with the consent of either any member of the Group or Dr. Wilkens, submitted to ADP by any broker or other person, and none of the actions of either any member of the Group or Dr. Wilkens has given rise to any claim by any person for a commission, finder's fee or like payment against any of the Parties.

     (S)3.18 Legal Proceedings, etc.  Except as listed and described in Schedule
             -----------------------
3.18, there are no (and over the last five years there have been no) claims, proceedings, suits or investigations pending or threatened against or relating to any member of the Group (or Dr. Wilkens, or any of the employees or independent contractors of any member of the Group in connection with the business or affairs of such member), by or before any federal, state, local or foreign court or governmental body, agency, or authority. There are no such claims, proceedings, suits or investigations pending or threatened for the purpose of enjoining or preventing the consummation of the Asset Purchase or any other transaction contemplated by this Agreement or otherwise challenging the validity or propriety of the transactions contemplated by this Agreement. Except as disclosed in Schedule 3.18, neither any member of the Group nor Dr. Wilkens is subject to any judgment, order or decree, or any governmental restriction applicable to any member of the Group, which has a reasonable probability of having a Material Adverse Effect, or which may materially adversely affect the ability of any member of the Group to acquire any property or conduct business as is currently being conducted. Except as listed and described in Schedule 3.18, to the best of Dr. Wilkens' knowledge, there are no facts, circumstances, or occurrences which may give rise to any claims, proceedings, or suits against any member of the Group or Dr. Wilkens or any of the employees or independent contractors of any member of the Group.

     (S)3.19 ERISA.
             -----

          (a) Schedule 3.19 identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") which (i) is subject to any provision of ERISA and
               (ii) is or was at any time during the last five years maintained, administered or contributed to by any member of the Group or any affiliate (as defined below) and covers Dr. Wilkens, any employee or former employee of any member of the Group or any affiliate or under which such member or any affiliate has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to ADP together with the three most recent annual reports (Form 5500) prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans." For purposes of this section, "affiliate" of any person or entity means any other person or entity which, together with such person or entity, would be treated as a single employer under Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA of such person or entity. The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in
               Section 3(2) of ERISA (the "Pension Plans") are identified as on
               Schedule 3.19.

          (b) No Employee Plan constitutes a "multiemployer plan," as defined in Section 3(37) of ERISA, or a "defined benefit plan," as defined in Section 3(35) and subject to Title IV of ERISA, and no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any Pension Plan, whether or not waived. Full payment has been made of all amounts which any member of the Group or any affiliate is required to have paid as contributions to or benefits under any Employee Plan as of the end of the most recent calendar year thereof and there are no unfunded obligations under any Employee Plan that have not been disclosed to ADP in writing prior to the Closing. Neither any member of the Group nor Dr. Wilkens knows of any "reportable event," within the meaning of
               Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Employee Plan. No condition exists and no event has occurred that could constitute grounds for termination of any Retirement Plan, and no member of the Group nor any of its affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make either any member of the Group or Dr. Wilkens, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code. There is no pending or threatened litigation, arbitration, disputed claim, adjudication, audit, examination or other proceeding with respect to any Employee Plan or any fiduciary or administrator thereof in their capacities as such.

          (c)  Each Employee Plan which is intended to be qualified under
               Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to
               Section 501(a) of the Code. Dr. Wilkens has furnished to ADP copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained, from the time of such Plan's inception up to and including the performance of any or all transactions contemplated in this Agreement, in compliance with its terms and the requirements and fiduciary standards prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan.

          (d) There is no contract, agreement, plan or arrangement covering Dr. Wilkens, any employee or former employee of any member of the Group or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of the Code.

          (e) Schedule 3.19 identifies each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by any member of the Group or any of its affiliates, and (iii) covers any employee or former employee, Dr. Wilkens or any former shareholder of any member of the Group or any of its affiliates. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to ADP, are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

          (f) Except as set forth in Schedule 3.19, there is no liability in respect of post-retirement health and medical benefits for retired employees of any member of the Group or any of its affiliates, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). Each member of the Group has reserved its right to amend or terminate any Employee Plan or Benefit Arrangement providing health or medical benefits in respect of Dr. Wilkens or other active employee of such member under the terms of any such plan and descriptions thereof given to employees. With respect to any of the Employee Plans of any member of the Group which are "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA, there has been timely compliance in all material respects with all requirements imposed thereunder so that such member and its affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

          (g) Except as set forth in Schedule 3.19, there has been no amendment to, written interpretation or announcement (whether or not written) by any member of the Group or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the calendar year ended immediately prior to the Closing.

          (h) Except as set forth in Schedule 3.19, no member of the Group is a party or subject to any union contract or any employment contract or arrangement providing for annual future compensation to Dr. Wilkens or any employee or independent contractor of such member.

          (i) The execution and consummation of the transactions contemplated by this Agreement will not constitute a triggering event under any Employee Plan, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of any member of the Group that has not been specifically disclosed on Schedule 3.19 or which is not material to the financial condition or business of such member.

          (j) Any reference to ERISA or the Code or any section thereof shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued thereunder.

     (S)3.20 Contracts.  Schedule 3.20-1 lists and briefly describes all
             ---------
contracts, purchase orders, agreements, leases, executory commitments, arrangements and understandings (written or oral) to which any member of the Group is a party (a) which, including all amendments and supplements thereto, are material to the condition, operations, assets or business of such member,
(b) which (i) involve payments or commitments in excess of $10,000 (in the aggregate) for any purchase order or $10,000 (in the aggregate) for any other contract, agreement, lease, commitment, arrangement, or understanding, or (ii) extend beyond one year (or both), unless cancelable on 60 or fewer days' notice without any liability, penalty or premium, (c) are with any present or former shareholder, employee, agent or independent contractor of such member, or any person related by blood or marriage to any such person or any person or entity controlling, controlled by or under common control with any such person not terminable at will, (d) which provide for a discount from the standard fee schedules of such member, (e) which provide for the future purchase by such member of any materials, equipment, services or supplies, which continue for a period of more than 12 months (including periods covered by any option to renew by either party) or which provide for a price materially in excess of current market prices or is in excess of normal operating requirements over its remaining term, or (f) which involve any of the following: (i) any borrowings or guarantees; (ii) any contracts containing covenants purporting to limit the freedom of such member to compete in any line of business or provide any of its services in any geographic area; (iii) any obligation or commitment which limits the freedom of such member to sell, lease, license or otherwise provide its services; (iv) any contract or agreement the performance of which can reasonably be expected to result in a loss to such member; or (v) any obligation or commitment providing for indemnification or responsibility for the obligations or losses of any person. All of such contracts, agreements, leases, commitments, and other arrangements and understandings are valid and binding, in full force and effect and enforceable in accordance with their respective provisions. No member of the Group is in violation of or in default in respect of nor has there occurred an event or condition which, with the passage of time or giving of notice (or both) would constitute a default of any such contract, agreement, lease, commitment, arrangement or understanding.

     Except as set forth in Schedule 3.20-2, no member of the Group has received any notice from any third party payor, patient, or supplier to the effect that such third party payor, patient, or supplier will terminate its relationship or unilaterally modify any terms of that relationship, where applicable, with such member as a result of any transaction contemplated by this Agreement or otherwise.

     Attached to Schedule 3.20-3 is a correct and complete copy of the fee schedule which is currently in effect under each agreement with a third party payor to which any member of the Group is a party.

     Also attached to Schedule 3.20-4 is a correct and complete list of all dentists employed or retained by each member of the Group.

     The various agreements with Blue Cross and Blue Shield United of Wisconsin listed on Schedule 3.20-5, in the aggregate for the Group as a whole, constitute the 10 largest third-party payor agreements in terms of revenue generation for the Group for the last 12 months ended April 30, 1997, for the performance of, and reimbursement for, dental services for: (i) fees for service insurance; (ii) PPO plans; and (iii) DHMO Capitated Plans. Additionally, Schedule 3.20-6 shows, with respect to the Blue Cross and Blue Shield United of Wisconsin Agreements, the largest employers in terms of revenue generation for the Group for the last 12 months ended June 30, 1997, along with the total percentage of revenue each employer represents.

     (S)3.21 Accounts Receivable.  Dr. Wilkens has caused each member of the
             -------------------
Group to deliver to ADP a correct and complete list of the accounts receivable and notes receivable as of March 31, 1997 for each member of the Group. Except as set forth in Schedule 3.21-1, all accounts and notes receivable of the Group as of such date, and any accounts and notes receivable arising between such date and the Closing, are or will be collectible in full, and are or will be valid and subsisting and represent or will represent sales actually made or services actually provided in the ordinary and usual course of business of the Group consistent with past practices.

     Since June 30, 1997, there have been no accounts receivable of any member of the Group converted to notes receivable or otherwise extended, except as listed in Schedule 3.21-2, and from the date of this Agreement through the Closing, no accounts receivable of any member of the Group will be converted to notes receivable, written off or otherwise extended without the prior written consent of ADP.

     Schedule 3.21-3 includes a list of all amounts payable to any member of the Group by any Affiliate of any member of the Group (the "Related Party Receivables") and all amounts payable by such member to any Affiliate of such member (the "Related Party Payables") as of June 30, 1997, specifying the payor, payee, and amount of each Related Party Receivable and Related Party Payable. For purposes of this Agreement, other than for (S)3.19, above, an "Affiliate" of such member shall mean any shareholder, employee, representative, independent contractor or other agent of such member, any person related by blood or marriage to any such person, or any person or entity, which, directly or indirectly, controls, is controlled by, or is under common control with such member or any such other person or entity.

     (S)3.22 No Conflict or Default.  Except for the consents described in
             ----------------------
Schedule 3.22, all of which shall be obtained prior to the Closing (unless otherwise expressly agreed by ADP in writing), neither the execution and delivery of this Agreement by the Group and Dr. Wilkens, nor compliance by the Group and Dr. Wilkens with the terms and provisions of this Agreement, including without limitation the consummation of the transactions contemplated by this Agreement, will violate in any manner any Applicable Laws or Permits or conflict with or result in the breach of any term, condition or provision of the articles of incorporation, by-laws, or other organizational documents of the Group or of any agreement, deed, contract, undertaking, mortgage, indenture, writ, order, decree, restriction, legal obligation or instrument to which any member of the Group or Dr. Wilkens is a party or by which such member or Dr. Wilkens or any of their respective assets are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or otherwise, would constitute a default) thereunder, or result in the creation or imposition of any lien, security interest, charge or encumbrance, or restriction of any nature whatsoever with respect to any assets of such member, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the assets, contracts or business of such member.

     (S)3.23 Books of Account; Records.  The general ledgers, corporate record
             -------------------------
book and other records relating to the material assets, contracts and outstanding legal obligations of each member of the Group are, in all material respects, complete and correct, and have been maintained in accordance with good business practices, and the matters contained therein are appropriate and accurately reflected in the 1996 Financial Statements and the Interim Statements.

     (S)3.24 Compensation.  Schedule 3.24 sets forth the total salary, bonus,
             ------------
other corporate fringe benefits, perquisites, dividends and distributions allocated to or paid to Dr. Wilkens during or with respect to calendar year ended December 31, 1996, and any changes to the foregoing which have occurred subsequent to December 31, 1996. Schedule 3.24 also lists and describes the current compensation of all employees of each member of the Group (other than Dr. Wilkens) whose total current salary and bonus exceeds $35,000 annually and any consultant, advisor, or independent contractor whose compensation exceeds $5,000 annually. No changes will be made by any member of the Group in the amount or kind of any compensation being paid or provided to any individual listed in Schedule 3.24 from the amounts and kinds of compensation described therein prior to the Closing without ADP's prior written consent, provided that such member may make compensation or dividend payments to Dr. Wilkens in a manner consistent with prior practices. Except as disclosed in Schedule 3.24, there are no other forms of compensation paid to Dr. Wilkens or other employees or independent contractors of any member of the Group. Except as disclosed in Schedule 3.24, the provisions for wages and salaries accrued in the 1996 Financial Statements are, and such provisions accrued on the Interim Statements will be, adequate for wages and salaries and other compensation to its employees, including without limitation vacation pay, sick pay, accrued compensation to any dentist, and all commissions and other fees payable to agents, salesmen, independent contractors, and representatives of each member of the Group. Except as set forth in Schedule 3.24, no member of the Group has become obligated, directly or indirectly, to Dr. Wilkens or any of the other employees or independent contractors of such member or any person related to such person by blood or marriage, except for current liability for such compensation. Except as set forth in Schedule 3.24, neither Dr. Wilkens nor any other employees or independent contractors of any member of the Group or any person related to such person by blood or marriage holds any position or office with or has any material financial interest, direct or indirect, in any supplier, customer or account of, or other outside business which has material transactions with, any member of the Group. No member of the Group has any agreement or understanding with any of the employees, representatives or independent contractors of any member of the Group which would influence any such person not to become associated with ADP or American from and after the Closing or from serving ADP or American after the Closing in a capacity similar to the capacity presently served. Except as set forth in
Schedule 3.24, to the best knowledge of Dr. Wilkens, no employee of such member has a present intention to leave the employ of such member or has taken any action indicative of leaving the employ of any member of the Group.

     (S)3.25 Labor Relations.  Except as set forth in Schedule 3.25, no
             ---------------
employees of any member of the Group are represented by any labor union or covered under any collective bargaining agreement, and there is no unfair labor practice complaint against any member of the Group pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or threatened against or involving any member of the Group. No labor grievance has been filed with any member of the Group and no arbitration proceeding, which has had or may have such an effect has arisen out of or under a collective bargaining or other labor agreement and is pending and no claim therefor has been asserted. No collective bargaining or other labor agreement is currently being negotiated by any member of the Group and no union or collective bargaining unit represents employees of any member of the Group. No member of the Group has experienced any work stoppage or other material labor difficulty during the past five years.

     (S)3.26 Suppliers and Third Party Payors.  Except as set forth in Schedule
             --------------------------------
3.26, no supplier of products or services to any member of the Group has indicated that it shall stop, or decrease the rate of, or substantially increase its fees for, supplying products or services to such member either prior to, or following the consummation of, any of the transactions contemplated by this Agreement. Schedule 3.26 sets forth (a) a list of all third party payors who have terminated their relationships with any member of the Group since December 31, 1996, or have notified any member of the Group or Dr. Wilkens since December 31, 1996, that they intend to terminate their relationships with any member of the Group, and
(b) the gross receipts received from such third party payors for the 12-month period ending on December 31, 1996. Except as set forth in Schedule 3.26, neither any member of the Group nor Dr. Wilkens knows of any loss of a relationship with any third party payor that alone or in the aggregate comprises more than 1% of calendar 1996 actual revenues of any member of the Group as shown in the 1996 Financial Statements that has indicated that it is considering or plans to discontinue using any member of the Group as its provider of dental services as a result of any of the transactions contemplated by this Agreement.

     (S)3.27 Medicare and Medicaid.  Except as set forth in Schedule 3.27,
             ---------------------
neither any member of the Group nor Dr. Wilkens, nor any other dentist or other dental care professional employed or retained by any member of the Group is a provider of dental services through Medicare, Medicaid, or any other governmental health care reimbursement program (collectively, the "Governmental Programs"), nor has or does any member of the Group or any such dentist or other dental care professional received or expect to receive any reimbursement under any such Governmental Programs. Neither any member of the Group nor Dr. Wilkens, nor any employee, to the best of Dr. Wilkens' knowledge, independent contractor or other agent of any member of the Group has violated any law, statute, rule, regulation, or order under or relating to any Governmental Program, including without limitation those relating to fraud and abuse (the "Governmental Reimbursement Laws").

     (S)3.28 Investment Intent.  Dr. Wilkens is a resident of the State of
             -----------------
Wisconsin. Dr. Wilkens is an "accredited investor," as that term is defined in Regulation D promulgated under the Securities Act and: (a) by reason of his business and financial experience, and the business and financial experience of those persons advising him with respect to his investment in the Note, has, together with such advisors, such knowledge, sophistication, and experience in business and financial matters so as to be able to evaluate the merits and risks of his prospective investment in the Note; (b) to his satisfaction, has been provided the opportunity to ask questions and receive answers from ADP concerning the terms and conditions of the Note, has had all such questions answered, and has been supplied all additional information deemed necessary by him to verify the accuracy of all information provided; (c) is acquiring the Note for his own account for investment purposes only and without any view towards resale or other distribution; (d) except for the representations and warranties of ADP set forth in Article II of this Agreement, no representations or warranties have been made to him by or on behalf of ADP in connection with this transaction, and in making his investment in the Note, he is relying on the results of his own independent investigation; (e) understands that an investment in the Note is a speculative investment and has determined that he can bear the economic risks of his investment in the Note, can afford a complete loss of such investment, and is not relying upon any representation or warranty made by ADP, or any officer, director, shareholder, employee, agent, or representative of ADP regarding the value of the Note; and (f) understands that the issuance of the Note as a result of this Agreement is intended to be exempt from registration under the Securities Act and applicable state law and that the Note is not and will not be registered under the Securities Act, the Securities

Exchange Act of 1934, or any state securities laws, and that there will be no public market for the Note.

     (S)3.29 Disciplinary Actions.  Except as set forth in Schedule 3.29, during
             --------------------
the three year period ending on July 31, 1997, there have been no disciplinary or other similar actions, proceedings, or investigations taken by the Wisconsin Dental Examining Board or other governmental or accrediting board, agency, or authority against or with respect to any member of the Group, Dr. Wilkens, or any employee, or, to the best of Dr. Wilkens' knowledge, independent contractor, of any member of the Group or any of its affiliates.

     (S)3.30 Complete Disclosure.  No representation or warranty by Dr. Wilkens
             -------------------
in this Agreement or the Group Schedules contains, or will contain as of the Closing, any untrue statement of a material fact or omits, or will omit as of the Closing, a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

     (S)4.1  Mutual Covenants.

             (a)  General.  Each Party shall use all reasonable efforts to take
                  -------
                  all actions and do all things necessary, proper or advisable to consummate the Asset Purchase and the other transactions contemplated by this Agreement, including without limitation using all reasonable efforts to cause the conditions set forth in this Article for which such Party is responsible to be satisfied as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file such additional documents, and take or cause to be taken such additional actions, as any other Party may reasonably request.

             (b)  Governmental Matters.  Each Party shall use all reasonable
                  --------------------
                  efforts to take any action that may be necessary, proper or advisable in connection with any notices to, filings with, and authorizations, consents and approvals of any court, administrative agency or commission, or other governmental authority or instrumentality that it may be required to give, make or obtain.

     (S)4.2  Covenants of the Group and Dr. Wilkens.  Each member of the Group
             --------------------------------------
and Dr. Wilkens jointly and severally agree that:

             (a)  Delivery of Interim Statements.  Dr. Wilkens shall cause the
                  ------------------------------
                  Interim Statements to be delivered to ADP as soon as reasonably practicable.

          (b)  Conduct of Business.  Except as otherwise expressly contemplated
               -------------------
               by this Agreement, from the date of this Agreement until the Closing (the "Pre-Closing Period"): (i) neither any member of the Group nor Dr. Wilkens shall take or permit to be taken any action or do or permit to be done anything in the conduct of the business of any member of the Group, or otherwise, that would be contrary to or in breach of any of the provisions of this Agreement or which would cause any of their representations and warranties contained in this Agreement to be or become untrue in any material respect; (ii) each member of the Group shall conduct its business in the ordinary course substantially in accordance with past practices; and (iii) each member of the Group and Dr. Wilkens shall use all reasonable efforts to preserve the business organization of such member intact, keep available to each member of the Group and ADP the present services of the dentists, dental specialists and other employees and independent contractors of each member of the Group, and preserve for ADP and American the goodwill and all agreements with third parties with whom business relationships exist. Without limiting the generality of the foregoing, during the Pre-Closing Period, except as otherwise expressly contemplated by this Agreement or with the prior written consent of ADP, no member of the Group shall:

               (i) Adopt or propose any change in its articles of incorporation, by-laws or other organizational documents or permit the transfer of any interest in any Group Stock;

               (ii) Grant any person or entity any right from any member of the Group or Dr. Wilkens to acquire any interest in any Group Stock;

               (iii) Merge or consolidate with any other person or entity or acquire a material amount of assets of any other person or entity;

               (iv) Sell, lease, license, pledge, encumber, or otherwise dispose of any assets or property other than in the ordinary course of business substantially in accordance with past practices;

               (v) Incur, create, assume, or otherwise become liable for any indebtedness other than indebtedness incurred substantially in accordance with past practices (but subject in any event to (S)4.2(g) of this Agreement);

               (vi) Enter into or modify any employment, severance, termination, or similar agreement or arrangement with, or grant any bonuses, salary increases, severance or termination pay to, any consultant, employee or independent contractor of any member of the Group;

               (vii) Adopt, amend or terminate any employee benefit plan, except in accordance with (S)3.19, above, or increase, amend, or terminate any benefits to consultants, employees or independent contractors of any member of the Group;

               (viii) Modify in any material way or terminate any of the
                      contracts listed (or required to be listed) in Schedule 3.20-1 except in the ordinary course of business consistent with past practices;

               (ix) Settle any claims, litigation, or actions, whether now pending or hereafter made or brought, unless such settlement does not and could not have a Material Adverse Effect on any member of the Group;

               (x) Engage in any transaction, or enter into any agreement, contract, lease, or other arrangement or understanding, with any Affiliate of any member of the Group; or

               (xi)   Agree or commit to do any of the foregoing.

          (c)  Exclusive Rights.  Neither any member of the Group nor Dr.
               ----------------
               Wilkens, nor any of their respective Affiliates or representatives shall, directly or indirectly, solicit (including without limitation by way of furnishing or making available any non-public information concerning the business, or assets of any member of the Group) or engage in negotiations or discussions with, disclose any of the terms of this Agreement to, accept any offer from, furnish any information to, or otherwise cooperate, assist or participate with any person or organization (other than ADP and its representatives) regarding any Acquisition Proposal (defined below), except that any person or entity making an Acquisition Proposal may be informed of the restrictions contained in this sentence. Dr. Wilkens shall notify ADP promptly by telephone, and thereafter promptly confirm in writing, if any such information is requested from, or any Acquisition Proposal is received by, any member of the Group or himself. For purposes of this Agreement, "Acquisition Proposal" shall mean any offer, proposal or expression of interest received by any member of the Group or Dr. Wilkens prior to the Closing regarding the acquisition by purchase, merger, lease, or otherwise of any interest in any member of the Group, any of the business of any member of the Group, or any material assets, customer relationships or other operations of any member of the Group.

          (d)  Access to Records and Other Due Diligence.  During the Pre-
               -----------------------------------------
               Closing Period, each member of the Group and Dr. Wilkens shall:
               (i) make or cause to be made available to ADP and its representatives, attorneys, accountants and agents, for examination, inspection, and review, the assets of each member of the Group and all books, contracts, agreements, commitments, records and documents of every kind relating to the business of each member of the Group or the Group Stock, and shall permit ADP and its representatives, attorneys, accountants and agents to have access to the same at all reasonable times during normal business hours and upon reasonable notice, including without limitation access to all tax returns filed and in preparation and all audit and other work papers and all reports to management and related responses; (ii) permit representatives of ADP to interview suppliers, customers, and personnel of each member of the Group; and (iii) permit representatives of ADP to participate in all aspects of the preparation of the Interim Statements.

          (e)  Disclosures.  After the date of this Agreement, neither any
               -----------
               member of the Group nor Dr. Wilkens shall: (i) disclose to any person, association, firm, corporation or other entity (other than ADP and its representatives, attorneys, accountants, and agents or those designated in writing by ADP) in any manner, directly or indirectly, any proprietary information or data relevant to the business of any member of the Group, whether of a technical or commercial nature, or (ii) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity (other than ADP and its representatives, attorneys, accountants, and agents or those designated in writing by ADP) to use, in any manner, directly or indirectly, any such information or data, excepting only (A) use of such data or information as is at the time generally known to the public and which did not become generally known through any breach of any provision of this section by any member of the Group or Dr. Wilkens, and (B) disclosures of information, to employees of any member of the Group who need to know such information and use of such information by employees of any member of the Group who need to use such information, in each use only to the extent necessary for the benefit of the Group or ADP.

          (f)  Employee Retention.  Each member of the Group and Dr. Wilkens
               ------------------
               acknowledge that in ADP's view it is essential to the proposed successful operation of the business of American that each member of the Group retain substantially unimpaired its operating organization, including without limitation retaining the current employees of each member of the Group, except for any changes contemplated by this Agreement. During the Pre-Closing Period, each member of the Group and Dr. Wilkens shall endeavor in good faith at all times to maintain good relations with all Group employees.

          (g)  Affiliate Indebtedness.  During the Pre-Closing Period, neither
               ----------------------
               any member of the Group nor Dr. Wilkens shall cause or permit any member of the Group to make any advances, loans, or extensions of credit to any Affiliate of any member of the Group, or otherwise increase the Related Party Receivables, if any, owed to any member of the Group by any Affiliate of any member of the Group.

          (h)  Distributions.  During the Pre-Closing Period, each member of the
               -------------
               Group shall not, and Dr. Wilkens shall not permit any member of the Group to, declare, set aside or pay any dividend or distribution (in cash or in kind) to Dr. Wilkens. The payment of performance based compensation to Dr. Wilkens and employees pursuant to policies in effect at December 31, 1996 are deemed not to be a distribution prohibited by this paragraph (h).

          (i)  Subordination Agreement.  At the Closing, Dr. Wilkens shall
               -----------------------
               execute and deliver to ADP a Subordination Agreement in the form attached as Exhibit J to this Agreement (the "Subordination Agreement").

          (j)  Patient Records; Employment Agreement.  At the Closing, all of
               -------------------------------------
               the patient records of each member of the Group shall be transferred to the American on terms satisfactory to ADP to the extent permitted. Copies of such records may be retained by each member of the Group if so desired. In addition, Dr. Wilkens shall exercise all reasonable efforts to (1) cause such other dentists and dental specialists currently employed or retained by any member of the Group as may be designated by ADP to enter into as of the Closing an Employment Agreement with American; and (2) cause independent contractors currently under contract to any member of the Group to enter into as of the Closing confidentiality agreements with American the terms of which are reasonably satisfactory to American.

          (k)  Notices of Certain Events.  Dr. Wilkens shall promptly notify ADP
               -------------------------
               of:

               (i) Any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with any of the transactions contemplated by this Agreement;

               (ii) Any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

               (iii) Any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to, involving, or otherwise affecting Dr. Wilkens, any member of the Group, or any of such member's assets which, if in existence on the date of this Agreement would have been required to have been disclosed by Dr. Wilkens pursuant to
                      (S)3.18 or which relate to the consummation of any of the transactions contemplated by this Agreement; and

               (iv) Any circumstances or events which, if in existence on the date of this Agreement, would make any representation or warranty of any member of the Group or of Dr. Wilkens incorrect or incomplete in any material respect.

          (l)  Representations and Warranties.  At the Closing, Dr. Wilkens
               ------------------------------
               shall deliver to ADP a certificate, in form and content reasonably satisfactory to ADP, confirming that the representations and warranties set forth in Article III of this Agreement are correct and complete in all material respects. In addition, Dr. Wilkens shall make such additional representations and warranties as may be reasonably requested by ADP to confirm the exemptions from registration under the Securities Act and applicable state securities laws which ADP is relying upon with respect to issuance of the Note.

          (m)  Noncompetition.  For a period of five (5) years from the
               --------------
               Effective Date, Dr. Wilkens shall not, directly or indirectly (whether individually or as a shareholder, partner, member, director, officer, employee, consultant, creditor, or agent of any person, association, or other entity):

               (i) Enter into, engage in, or promote or assist (financially or otherwise), directly or indirectly, any business which provides management, consulting or other similar services of the type provided by any Affiliated Company (defined below) to any practice providing dental, orthodontic, periodontic, prosthodontic, endodontic, or other professional dental services, pediatric dentistry, or oral surgery anywhere in the Restricted Territory (defined below);

               (ii) Induce or encourage any employee, officer, director, agent, supplier, or independent contractor of any Affiliated Company to terminate its relationship with any such Affiliated Company, or otherwise interfere or attempt to interfere in any way with any Affiliated Company's relationships with its employees, officers, directors, agents, suppliers, independent contractors, or others; or

               (iii) Employ or engage any person who, at any time within the one-year period immediately preceding such employment or engagement, was an employee, officer, director, or agent of any Affiliated Company.

          For purposes of this (S)4.2(m), (A) "Affiliated Company" shall mean ADP and all subsidiaries (including American) or affiliates of ADP other than Summit Ventures IV, L.P., and its affiliates which are not engaged in a business similar to that of ADP or its subsidiaries; and (B) "Restricted Territory" shall mean a radius of 25 miles from any facility or operation leased, owned, managed, or operated by any Affiliated Company.

          The parties acknowledge that the following activities engaged in by Wilkens or by Dr. Wilkens shall not constitute a violation of this Section 4.2(m):

               (i)    risk management;
               (ii)   peer review;
               (iii)  benefit plan design and analysis; and
               (iv)   utilization review.

          (n)  Injunctive Relief.  Dr. Wilkens acknowledges and agrees that ADP
               -----------------
               and American's remedies at law for any violation or attempted violation of any of his obligations under this Article would be inadequate, and agrees that in the event of any such violation or attempted violation, ADP and American shall be entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies which may be available to ADP and American from time to time.

          (o)  Third Party Payor Agreements.  From and after the Closing, Dr.
               ----------------------------
               Wilkens shall, and he shall cause the each member of the Group to, cooperate in all ways reasonably requested by ADP or American with respect to the assignment from any member of the Group to American of, and the assumption by American of the obligations of each member of the Group under, such agreements as may be designated by ADP pursuant to which any member of the Group receives payments as a provider of dental services, whether in the form of capitation payments, on a fee-for-service basis, or otherwise, and obtaining the consents of the payors under those agreements, including without limitation causing any member of the Group to execute an assignment and assumption agreement in form and substance satisfactory to ADP.

          (p)  Consulting Agreement.  Dr. Wilkens will enter into, as of the
               --------------------
               Closing, a Consulting Agreement with American in the form attached as Exhibit K (the "Consulting Agreement").

  (S)4.3  Covenants of ADP.  ADP agrees that:
          ----------------

          (a)  Representations and Warranties.  At the Closing, ADP shall
               ------------------------------
               deliver to Dr. Wilkens a certificate, in form and substance reasonably satisfactory to Dr. Wilkens, confirming that the representations and warranties set forth in Article II of this Agreement are correct and complete in all material respects.

          (b)  [Intentionally Omitted].

          (c)  Notices of Certain Events.  ADP shall promptly notify Dr. Wilkens
               -------------------------
               of each of the foregoing which occur during the Pre-Closing
               Period:

               (i) Any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with any of the transactions contemplated by this Agreement;

               (ii) Any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

               (iii) Any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of ADP, threatened against, relating to, involving, or otherwise affecting ADP or any of its assets which, if in existence on the date of this Agreement would have been required to have been disclosed by ADP pursuant to (S)2.5 or which relate to the consummation of any of the transactions contemplated by this Agreement; and

               (iv) Any circumstances or events which, if in existence on the date of this Agreement, would make any representation or warranty of ADP incorrect or incomplete in any material respect.

                                   ARTICLE V

                                   CONDITIONS

   (S)5.1  Mutual Conditions.  The obligations of the Parties to consummate
           -----------------
the Asset Purchase and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by both Dr. Wilkens and ADP:

          (a)  Legal Prohibition.  No temporary restraining order, preliminary
               -----------------
               or permanent injunction or other order or decree which prevents the consummation of the Asset Purchase or any of the other transactions contemplated by this Agreement having been issued and remaining in effect, and no statute, rule or regulation having been enacted by any state or federal government or governmental agency, which would prevent the consummation of the Asset Purchase or the other transactions contemplated by this Agreement.

          (b)  [Intentionally Omitted].

          (c)  Governmental Approvals. Any governmental or other approvals or
               ----------------------
               reviews of this Agreement or the transactions contemplated by this Agreement required under any applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated thereunder, or the governance documents of any member of the Group shall have been received.

          (d)  Agreements.  ADP and Dr. Wilkens shall have executed the
               ----------
               Subordination Agreement. American and Dr. Wilkens shall have executed the Consulting Agreement.

   (S)5.2 Conditions to Obligations of the Group and Dr. Wilkens.  The
          ------------------------------------------------------
obligations of the Group and Dr. Wilkens to consummate the Asset Purchase and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by Dr. Wilkens in writing:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
               warranties of ADP and American set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing.

          (b)  Performance of Agreement.  ADP shall have performed and observed
               ------------------------
               in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Closing.

          (c)  Certificate.  ADP shall have furnished Dr. Wilkens with a
               -----------
               certificate dated the Closing Date signed by its president to the effect that the conditions set forth in (S)(S)5.2(a) and (b) have been satisfied.

          (d)  Opinion of Counsel.  Dr. Wilkens shall have received the legal
               ------------------
               opinion, dated the Closing Date, of Baker & Hostetler LLP, counsel to ADP, in substantially the form attached to this Agreement as Exhibit M.

          (e)  Authority.  Dr. Wilkens shall have received evidence reasonably
               ---------
               satisfactory to him that this Agreement and the transactions contemplated by this Agreement have been properly authorized by ADP and American.

          (f)  Restrictive Conditions.  No Material Adverse Effect shall have
               ----------------------
               occurred with respect to ADP or American.

          (g)  Delivery of Purchase Money and Note.  ADP and American shall
               -----------------------------------
               deliver at the Closing to Dr. Wilkens the Purchase Money and the Note.

   (S)5.3  Conditions to Obligations of ADP.  The obligations of ADP and
           --------------------------------
American to consummate the Asset Purchase and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by ADP in writing:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
               warranties of each member of the Group and Dr. Wilkens set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing.

          (b)  Performance of Agreement.  Each member of the Group and Dr.
               ------------------------
               Wilkens shall have performed and observed in all material respects all obligations and conditions to be performed or observed by them under this Agreement at or prior to the Closing.

          (c)  Certificate.  Dr. Wilkens shall have furnished ADP with a
               -----------
               certificate dated the Closing Date signed by him to the effect that the conditions set forth in (S)(S)5.3(a) and (b) have been satisfied.

          (d)  Brookfield Lease.  Lessor, under the Brookfield Lease, shall have
               ----------------
               released its security interest in Brookfield's equipment and inventory.

          (e)  Waukesha Lease.  Dr. Wilkens shall have agreed to such
               --------------
               modifications to the Waukesha Lease so as to make it acceptable to ADP and American.

          (f)  Authority.  ADP shall have received evidence reasonably
               ---------
               satisfactory to it that this Agreement and the transactions contemplated by this Agreement have been properly authorized by each member of the Group.

          (g)  Professional Personnel.  ADP confirming to its satisfaction that
               ----------------------
               the professional personnel employed or otherwise retained by each member of the Group support the transactions contemplated by this Agreement.

          (h)  Financial Statements.  Dr. Wilkens shall have delivered to ADP
               --------------------
               the Financial Statements and the Interim Statements.

          (i)  Opinion of Counsel.  ADP shall have received the legal opinion,
               ------------------
               dated the Closing Date, of E. Joseph Kershek, Esq. counsel to Dr. Wilkens and the Group, in the form attached to this Agreement as Exhibit O.

          (j)  Existing Employment and Deferred Compensation Agreements.  At or
               --------------------------------------------------------
               prior to the Closing, each member of the Group shall have terminated all employment agreements or arrangements (including without limitation all individual disability and deferred compensation arrangements), and all existing contractor agreements or arrangements between each member of the Group and its dentists, dental specialists and independent contractors, without any remaining liability relating thereto on the part of such member.

          (k)  Third Party Consents.  ADP shall have received or received
               --------------------
               satisfactory evidence of all necessary or appropriate third party consents and approvals relating to this Agreement and the transactions contemplated by this Agreement, including without limitation the consents described in Schedule 3.6, and ADP shall be satisfied that all significant contracts of each member of the Group shall remain in full force and effect after the Closing in accordance with the terms and conditions of such contracts, subject to any modifications required by this Agreement.

          (l)  Restrictive Conditions.  Each member of the Group and Dr. Wilkens
               ----------------------
               shall be free from any agreements, restrictions or conditions which in the reasonable opinion of ADP could have a Material Adverse Effect on any member of the Group.

          (m)  Defaults.  No material agreement or other document or restriction
               --------
               to which any member of the Group or Dr. Wilkens is subject being in default or being breached by the transactions contemplated by this Agreement, which in either case in the reasonable opinion of ADP would have a material adverse effect on any member of the Group on the ability of any member of the Group or Dr. Wilkens to consummate the transactions contemplated by this Agreement.

          (n)  Material Adverse Changes.  No Material Adverse Effect shall have
               ------------------------
               occurred with respect to any member of the Group.

          (o)  Books and Records.  Each member of the Group and Dr. Wilkens
               -----------------
               shall have delivered to ADP all books and records of each member of the Group relating to the Assets.

           (p) Compliance with Laws.  ADP shall have:  (i) received evidence
               --------------------
               reasonably satisfactory to it that the business of each member of the Group has been, at all times prior to the Closing, in compliance in all material respects with all Applicable Laws relating directly or indirectly to the provision of dental services; and (ii) confirmed to its satisfaction that the transactions contemplated by this Agreement will be in compliance with all Applicable Laws.

          (q)  Related-Party Transactions.  ADP shall have confirmed to its
               --------------------------
               satisfaction that all agreements between each member of the Group and any Affiliates of the Group or Dr. Wilkens are on arms'- length terms and otherwise reasonably satisfactory to ADP.

          (r)  Adjusted EBITDA.  ADP shall have confirmed to its satisfaction
               ---------------
               that the aggregate Adjusted EBITDA (defined below) of the Group for calendar year 1996 was not less than $900,000. For purposes of this Agreement, "Adjusted EBITDA "shall mean the consolidated earnings of the Group before interest, taxes, depreciation and amortization calculated in accordance with generally accepted accounting principles.

          (s)  Current Ratio.  ADP shall have confirmed to its satisfaction that
               -------------
               the aggregate Current Ratio (defined below) of the Group as of the Closing, as evidenced by the Interim Statements is greater than 1.0. "Current Ratio" shall mean the consolidated current assets of the Group divided by the consolidated current liabilities of the Group, all determined in accordance with generally accepted accounting practices.

                                  ARTICLE VI

                           TERMINATION AND AMENDMENT

  (S)6.1  Termination.
          -----------

          (a)  Termination by the Group and Dr. Wilkens.  This Agreement may be
               ----------------------------------------
               terminated and cancelled at any time prior to the Closing by the Group and Dr. Wilkens: (i) if (A) any of the representations or warranties of ADP contained in this Agreement or the ADP Schedules shall prove to be inaccurate in any material respect, or any obligation or condition to be performed or observed by ADP or American under this Agreement has not been performed or observed in any material respect at or prior to the time specified in this Agreement, and (B) such inaccuracy or failure shall not have been cured within 15 business days after receipt by ADP of written notice of such occurrence from the Dr. Wilkens; or (ii) if any permanent injunction or other order of a court or other competent authority preventing consummation of the Asset Purchase or any other transaction contemplated by this Agreement shall have become final and non-appealable.

          (b)  Termination by ADP.  This Agreement may be terminated and
               ------------------
               cancelled at any time prior to the Closing by ADP: (i) if (A) any of the representations or warranties of any member of the Group or Dr. Wilkens contained in this Agreement or the Group Schedules shall prove to be inaccurate in any material respect, or any obligation or condition to be performed or observed by any member of the Group or Dr. Wilkens under this Agreement has not been performed or observed in any material respect at or prior to the time specified in this Agreement, and (B) such inaccuracy or failure shall not have been cured within 15 business days after receipt by Dr. Wilkens of written notice of such occurrence from ADP; (ii) if any permanent injunction or other order of a court or other competent authority preventing consummation of the Asset Purchase or any other transaction contemplated by this Agreement shall have become final and non-appealable; (iii) in the event a Material Adverse Effect shall have occurred with respect to any member of the Group; (iv) if within 15 business days after ADP's receipt of the Interim Statements, ADP shall notify Dr. Wilkens that it does not approve the Interim Statements; or (v) if the Closing has not occurred on or before September 5, 1997; provided that ADP shall have the unilateral right to extend the Closing Date until September 30, 1997 upon notice from ADP to Dr. Wilkens given prior to September 5, 1997. Notwithstanding the foregoing, the termination of this Agreement shall not terminate the Confidentiality Agreement dated May 14, 1997 between the Group and ADP.

  (S)6.2  Amendment.  This Agreement may not be amended except by an
          ---------
instrument in writing signed by all of the Parties.

  (S)6.3  Extension; Waiver.  At any time prior to the Closing, ADP (with
          -----------------
respect to the Group and Dr. Wilkens) and Dr. Wilkens (with respect to ADP) may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of any other Party; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto; or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by such Party.


                                  ARTICLE VII

                                INDEMNIFICATION

  (S)7.1  Survival of Representations, Warranties and Agreements.
          ------------------------------------------------------

          (a) Subject to the limitations set forth in (S)7.3, below, and notwithstanding any investigation conducted at any time by or on behalf of ADP, all representations, warranties, covenants and agreements of each member of the Group and Dr. Wilkens in this Agreement and in any other documents executed or delivered by each member of the Group and Dr. Wilkens pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (the "Additional Documents") shall survive the execution, delivery and performance of this Agreement and the Additional Documents. All representations and warranties of each member of the Group and Dr. Wilkens set forth in this Agreement and in the Additional Documents shall be deemed to have been made again by Dr. Wilkens at and as of the Closing.

          (b) As used in this Article, any reference to a representation, warranty or covenant contained in any section of this Agreement shall include the Schedule relating to such section.

  (S)7.2  Indemnification.
          ---------------

          (a) Subject to the limitations set forth in (S)7.3, below, each member of the Group and Dr. Wilkens shall indemnify and hold harmless ADP and American from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including without limitation interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by ADP or American, directly or indirectly, as a result of or arising from: (i) any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by any member of the Group or Dr. Wilkens in this Agreement or the Additional Documents; or (ii) any Excluded Liability (defined below).

          (b) For purposes of this Agreement: (i) the term "Excluded Liabilities" shall include (A) any and all claims of any current or former holder of any legal or beneficial ownership interest in or to any member of the Group which are based upon, relate to, or arise out of any agreements, transactions, acts, or omissions made or occurring at or prior to the Closing, excepting only any claims against ADP arising out of the failure of ADP to perform its obligations under this Agreement; and (B) any and all claims of any third party or governmental agency or entity arising out of or related to non-compliance by any member of the Group with any Applicable Laws prior to the Closing; and (ii) the term "Indemnifiable Claims" shall mean the matters with respect to which ADP is entitled to indemnification under (S)7.2(a).

          (c) For purposes of this Article, all Damages shall be computed net of any insurance coverage which reduces the Damages that would otherwise be sustained; provided that in all cases the timing of the receipt or realization of insurance proceeds shall be taken into account in determining the amount of reduction of Damages.

          (d) ADP shall be deemed to have suffered Damages arising out of or resulting from the matters referred to in (S)7.2(a), above, if the same shall be suffered by any parent, subsidiary or affiliate of ADP, including, without limitation, American, after the Closing.

  (S)7.3  Limitations on Indemnification.  Rights to indemnification under
          ------------------------------
(S)7.2(a)(i) are subject to the following limitations:

          (a) ADP shall not be entitled to indemnification hereunder with respect to an Indemnifiable Claim arising out of a breach of a representation or warranty (or, if more than one such Indemnifiable Claim is asserted, with respect to all such Indemnifiable Claims) unless, and then only to the extent that, the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims exceeds $25,000; provided, however, that such threshold shall not apply to any Indemnifiable Claim relating to a breach of the representations and warranties set forth in (S)(S)3.2, 3.3, 3.5, and 3.11.

          (b) The obligation of indemnity with respect to the representations and warranties set forth in (S)3.10 of this Agreement shall terminate on the expiration of the respective periods of limitations applicable to assessment and collection of taxes under laws then applicable to such taxes, with respect to the representations and warranties as to the absence of unpaid or undisclosed taxes (including any interest, penalties or expenses) of any member of the Group.

          (c) The obligation of indemnity with respect to the representations and warranties set forth in (S)3.19 of this Agreement shall terminate upon expiration of the respective statutes of limitation applicable to the items addressed in such section.

          (d) The obligation of indemnity with respect to the representations and warranties contained in (S)(S)3.2, 3.3, 3.5, and 3.11 of this Agreement shall not expire.

          (e) The obligation of indemnity with respect to the representations and warranties set forth in Article III of this Agreement other than those addressed in the immediately preceding subsections
               (b), (c), and (d) shall terminate on the third anniversary of the Closing.

          (f) The foregoing provisions of this (S)7.3 notwithstanding, if, prior to the termination of any obligation of indemnity, written notice of a claimed breach or other occurrence or matter giving rise to a claim of indemnification is given by ADP to Dr. Wilkens, or a suit, action, or other proceeding based upon a claimed breach is commenced against any member of the Group or Dr. Wilkens, ADP shall not be precluded from pursuing such claimed breach, occurrence, other matter, or suit or action, or from recovering from Dr. Wilkens or any member of the Group (whether through the courts or otherwise) on the claim, suit, action, or proceeding, by reason of the termination otherwise provided for above.

  (S)7.4  Procedure for Indemnification with Respect to Third Party Claims.
          ----------------------------------------------------------------

          (a) If ADP desires to seek indemnification under this Article with respect to an Indemnifiable Claim resulting from the assertion of liability by a third party (a "Third-Party Claim"), it shall give notice to any or each member of the Group and Dr. Wilkens (hereinafter each being an "Indemnifying Party") within a reasonable period of time of ADP's becoming aware of any such

               Third-Party Claim, which notice shall set forth such material information with respect to such Third-Party Claim as is then reasonably available to ADP. If any Third-Party Claim is asserted against ADP and ADP notifies the Indemnifying Party of such Third-Party Claim, the Indemnifying Party shall be entitled, if it or he so elects by written notice delivered to ADP within a reasonable period of time (not to exceed 10 days in any event) after receiving ADP's notice (the "Response Period"), to assume the defense of such Third-Party Claim with counsel reasonably satisfactory to ADP. Notwithstanding the foregoing: (i) ADP shall not have any obligation to give any notice of any Third-Party Claim unless such assertion is in writing; and (ii) the rights of ADP to be indemnified in respect of Indemnifiable Claims resulting from the assertion of any Third-Party Claim shall not be adversely affected by its failure to give notice pursuant to the foregoing provisions unless, and, if so, only to the extent that, the Indemnifying Party is materially prejudiced by such failure; and (iii) each Party shall cooperate with any other Party in all ways reasonably requested by such other Party in connection with the defense of any such Third-Party Claims. With respect to any Third-Party Claim that results in a claim for indemnification under this Article, the Parties shall make available to each other all relevant information in their possession which is material to any such Third-Party Claim.

          (b) In the event that the Indemnifying Party fails to assume the defense of ADP against any Third-Party Claim within the Response Period, ADP shall have the right to defend, compromise or settle such Third-Party Claim on behalf, for the account, and at the risk of the Indemnifying Party.

          (c) Notwithstanding anything in this (S)7.4 to the contrary, (i) if there is a reasonable probability that a Third-Party Claim may materially and adversely affect ADP, its subsidiaries or affiliates, including without limitation American after the Closing, other than as a result of money damages or other money payments, then ADP shall have the right, at the cost and expense of the Indemnifying Party, to defend, compromise or settle such Third-Party Claim; and (ii) the Indemnifying Party shall not, without ADP's prior written consent, settle or compromise any Third-Party Claim or consent to entry of any judgment in respect of any Third-Party Claim unless such settlement, compromise or consent includes as an unconditional term the giving by the claimant or the plaintiff to ADP (and its subsidiaries and affiliates, including, without limitation, American, after the Closing) a release from all liability in respect of such Third-Party Claim.

  (S)7.5  Procedure For Indemnification with Respect to Non-Third Party Claims.
          --------------------------------------------------------------------
In the event that ADP asserts the existence of an Indemnifiable Claim giving rise to Damages other than an Indemnifiable Claim resulting from a Third-Party Claim, it shall give written notice to the Indemnifying Party specifying the nature and amount of the Indemnifiable Claim asserted. If the Indemnifying Party, within 15 days after the receipt of such notice by ADP, has not given written notice to ADP announcing its or his intention to contest such assertion by ADP, such assertion shall be deemed accepted and the amount of Indemnifiable Claim shall be deemed a valid Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the assertion of an Indemnifiable Claim by giving such written notice to ADP within such 15-day period, then if the Parties, acting in good faith, cannot reach agreement with respect to such Indemnifiable Claim within 15 days after such notice, the contested assertion of the claim shall be referred to arbitration in Milwaukee, Wisconsin, in accordance with the then-current rules of Resolute System, Inc. if such entity is in good standing and its arbitration procedures are in effect at the time the Indemnifiable Claim becomes known. If Resolute System, Inc. is not in good standing or is not resolving arbitration claims, then the contested assertion of the claim shall be arbitrated pursuant to the then current procedures of the American Arbitration Association. The determination made in accordance with such rules shall be delivered in writing to the Parties and shall be final and binding and conclusive on the Parties and the amount of the Indemnifiable Claim, if any, determined to exist shall be a valid Indemnifiable Claim. Each Party shall pay its own legal, accounting and other fees in connection with such a contest; provided that if the contested claim is referred to and ultimately determined by arbitration, the legal, auditing and other fees of the prevailing Party and the fees and expenses of any arbitrator shall be borne by the non-prevailing Party.

  (S)7.6  Right of Setoff.  In addition to its other rights under this
          ---------------
Agreement and the Additional Documents, ADP shall have the right to setoff any amounts owing to ADP by Dr. Wilkens against any amounts owing to Dr. Wilkens by ADP.

  (S)7.7  Indemnification of the Group and Dr. Wilkens.  Subject to the
          --------------------------------------------
limitation contained in the following paragraph, ADP shall indemnify and hold harmless the Group and Dr. Wilkens from and against any and all Damages (as defined in (S)7.2) asserted against, resulting to, imposed upon, or incurred or suffered by the Group and Dr. Wilkens, directly or indirectly, as a result of or arising from any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants, or agreements made by ADP in this Agreement.

  The representations and warranties of ADP contained in Article II of this Agreement and the obligations of indemnity of ADP with respect to those representations and warranties shall terminate on the third anniversary of the Closing Date (it is understood by the parties that the obligations of idenminity of ADP with respect to Damages related to covenants or agreements made by ADP in this Agreement do not terminate on the Third Anniversary of the Closing Date); provided that if, prior to termination of any obligation of indemnity with respect to any such representation or warranty, written notice of a claimed breach of same is given by the Group and Dr. Wilkens to ADP, or a suit, action, or other proceeding based upon the claimed breach is commenced against ADP, the Group and Dr. Wilkens shall not be precluded from pursuing such claimed breach, or from recovering from ADP (whether through the courts or otherwise) on that claim, by reason of the termination otherwise provided for above.

                                 ARTICLE VIII

                                 MISCELLANEOUS

  (S)8.1  Notices.  All notices and other communications under this Agreement
          -------
to any Party shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) to that Party at the telecopy number for that Party set forth below, mailed by certified mail (return receipt requested) to that Party at the address for that Party (or at such other address for such Party as such Party shall have specified in notice to the other Parties), or delivered to Federal Express, UPS, or any similar express delivery service for delivery to that Party at that address:

          (a)  If to ADP:

                 American Dental Partners, Inc.
                 301 Edgewater Place, Suite 320
                 Wakefield, Massachusetts  01880-1249
                 Attention:  Gregory A. Serrao, President
                 Telecopy No.:  (617) 224-4216

          with a copy to:

                 Baker & Hostetler LLP
                 65 East State Street
                 Columbus, Ohio 43215
                 Attention:  Gary A. Wadman, Esq.
                 Telecopy No.:  (614) 462-2616

          (b)  If to Dr. Wilkens or to any member of the Group:

                 Terrance R. Wilkens
                 W380 S6299 Point Drive
                 Waukesha, WI  53188
                 Telecopy No.:  (414) 521-1420
          with a copy to:

                 E. Joseph Kershek, Esq.
                 Suite 201 Associated Bank Building
                 10701 West National Avenue
                 Milwaukee, Wisconsin  53227
                 Telecopy No.:  (414) 321-6535

  (S)8.2  Non-Waiver.  No failure by any Party to insist upon strict
          ----------
compliance with any term or provision of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any other Party shall affect, or constitute a waiver of, any other Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provision of this Agreement shall affect or constitute a waiver of, any Party's right to demand strict compliance with the provisions of this Agreement.

  (S)8.3  Genders and Numbers.  Where permitted by the context, each pronoun
          -------------------
used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers.

  (S)8.4  Headings.  The headings of the various articles and sections of
          --------
this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such articles and sections, and shall be ignored in construing this Agreement.

  (S)8.5  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

  (S)8.6  Entire Agreement.  This Agreement (including all exhibits,
          ----------------
schedules, and other documents referred to in this Agreement (the "Incorporated Documents"), all of which are hereby incorporated by reference) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement, including without limitation the letter agreement dated July 23, 1997. All obligations of any Party under any Incorporated Document shall constitute an obligation of such Party under this Agreement. Any capitalized terms used in any Incorporated Document which are not otherwise defined therein shall have the respective meanings given such terms in this Agreement.

  (S)8.7  No Third Party Beneficiaries.  Nothing contained in this Agreement,
          ----------------------------
expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties, any rights, remedies or other benefits under or by reason of this Agreement.

     (S)8.8  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

     (S)8.9  Successors; Assignment.  This Agreement shall be binding upon,
             ----------------------
inure to the benefit of and be enforceable by and against the Parties and their respective heirs, personal representatives, successors, and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be transferred or assigned by any of the Parties without the prior written consent of the other Parties.

     (S)8.10 Remedies.  All rights and remedies of each Party under this
             --------
Agreement shall be cumulative and in addition to all other rights and remedies which may be available to that Party from time to time, whether under any other agreement, at law, or in equity.

     (S)8.11 Expenses.  Except as otherwise specifically provided in this
             --------
Agreement, each Party shall bear his or its respective legal, accounting, and other costs and expenses associated with the transactions contemplated by this Agreement (including without limitation the costs of any brokers and financial advisors), except that the expenses of Dr. Wilkens incurred at or prior to the Closing may be paid by the Group at or prior to the Closing.

     (S)8.12 Announcements.  This Agreement and the transactions contemplated
             -------------
herein shall be confidential and no Party shall disclose any information relating to the transactions contemplated by this Agreement without the prior written consent of the Shareholders and ADP, except for such disclosures to such professional advisors as may be necessary or appropriate in order to enter into this Agreement and consummate the transactions contemplated by this Agreement. Each Party and its representatives will exercise all reasonable efforts to maintain confidentiality with respect to such transactions at all times prior to the public announcement, if any, of this Agreement. The provisions of this section will be subject to each Party's obligation to comply with applicable requirements of federal or state laws or any governmental order or regulation.

     (S)8.13 Severability.  With respect to any provision of this Agreement
             ------------
finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect. Each of the undersigned confirms that it or he has read and fully understands this Agreement, including without limitation the exhibits attached hereto and the representations and warranties contained in (S)3.28 of this Agreement.

AMERICAN DENTAL PARTNERS, INC.           AMERICAN DENTAL PARTNERS OF
                                         WISCONSIN, INC.

By: /s/ Gregory A. Serrao              By: Gregory A. Serrao
   -------------------------------        -------------------------------


Its: President                         Its: President
    -------------------------------        -------------------------------

/s/ Terrance R. Wilkens, D.D.S.
-----------------------------------    TERRANCE R. WILKENS, D.D.S., SC
Terrance R. Wilkens, D.D.S.
Individually
                                       By:  /s/ Terrance R. Wilkens, D.D.S.
                                          ----------------------------------

                                       Its: President
                                           ---------------------------------


WEST ALLIS DENTAL CENTER, SC           BROOKFIELD DENTAL CENTER, SC


By:  /s/ Terrance R. Wilkins, D.D.S.   By: /s/ Terrance R. Wilkens, D.D.S.
    -------------------------------       -------------------------------

Its: President                        Its: President
    -------------------------------       -------------------------------


                                      WAUKESHA DENTAL CENTER, SC


                                      By:  /s/ Terrance R. Wilkens, D.D.S.
                                           ---------------------------------

                                      Its: President
                                           ---------------------------------


                                      HALES CORNERS DENTAL CENTER, SC


                                      By:  /s/ Terrance R. Wilkens, D.D.S.
                                           ---------------------------------

                                      Its: President
                                           ---------------------------------